AMENDMENT NUMBER 1 TO THE
SCHEDULE OF INTEREST AND FEES

         This Amendment Number 1 to the Schedule of Interest and Fees ("Schedule Amendment") is made as of this 29th day of March, 2001, by and between Goleta National Bank, a national banking association ("GNB"), and Ace Cash Express, Inc., a Texas corporation ("Ace"), with regard to the following:

  GNB and Ace entered into that certain Master Loan Agency Agreement dated August 11, 1999 (the "Agreement"), which included as Exhibit "E" thereto that certain Schedule of Interest and Fees (the "Schedule").

  Contemporaneously with the execution of this Schedule Amendment, GNB and Ace are amending the Agreement by that certain Amendment Number 1 to Master Loan Agency Agreement of even date herewith (as so amended, the "Agency Agreement") and wish to amend the Schedule as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in the Agency Agreement and in this Schedule Amendment, Ace and GNB hereby agree as follows:

         The following Paragraph 5 is added to, immediately after Paragraph 4 of, the Schedule:
5. Exclusivity and Loan Compliance Fee. In consideration of the grant of exclusivity by GNB to Ace provided in Section 1.6(b) of the Agency Agreement, and to assist GNB in offsetting the costs of complying with regulatory requirements for originating the Bank Loans, Ace shall pay to GNB a one-time Exclusivity and Loan Compliance Fee of $* on March 30, 2001, and $* on the last business day of each calendar month, commencing April 30, 2001, up to and including the earlier of (a) the last day of the month in which the POS Compliance Date (as that term is defined in the Agency Agreement) occurs, or (b) June 30, 2001."
  Except as set forth in this Schedule Amendment, all terms used herein that are defined in the Agency Agreement shall have the respective meanings set forth in the Agency Agreement.

  Except as amended hereby, the Schedule is hereby affirmed in its entirety.

  This Schedule Amendment may be signed in counterparts with the same effect as if both Parties had signed the same paper; all counterparts are to be construed together to be one and the same document.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the parties hereto have caused this Schedule Amendment to be duly executed by their respective officers as of the day and year first above written.

GOLETA NATIONAL BANK

By:
Name: Llewellyn W. Stone
Title: President and Chief Executive Officer

ACE CASH EXPRESS, INC.
By:
Name: Jay B. Shipowitz
Title: President and Chief Operating Officer